Exhibit 10.4

MAGMA DESIGN AUTOMATION, INC.

2010 STOCK INCENTIVE PLAN

GLOBAL STOCK UNIT AWARD TERMS AND CONDITIONS

1. General. These Stock Unit Award Terms and Conditions (these “Stock Unit Award Terms and Conditions”) apply to a grant of Stock Units (the “Stock Units”) under the Magma Design Automation, Inc. 2010 Stock Incentive Plan (the “Plan”). These Stock Unit Award Terms and Conditions, together with the Notice of Grant of Award (the “Notice of Grant”) corresponding to the particular award of Stock Units (the “Award”) and any country-specific terms and conditions contained in an appendix hereto (the “Appendix”) are collectively referred to as the “Award Agreement” with respect to the Award. The recipient of the Award identified in the Notice of Grant is referred to as the “Participant.”

The Award was granted under and subject to the Plan. Capitalized terms are defined in the Plan if not defined herein. The Award has been granted to the Participant in addition to, and not in lieu of, any form of compensation otherwise payable or to be paid to the Participant.

2. Settlement. To the extent that the Stock Units subject to the Award become vested in accordance with the vesting schedule set forth in the Notice of Grant or Section 3 below, subject to Section 12 of these Stock Unit Award Terms and Conditions, settlement of the vested Stock Units shall be made within 30 days following the applicable date of vesting by the Company delivering to the Participant one Share for each Stock Unit that vested on the corresponding vesting date, unless provided otherwise in the Appendix. Settlement of Stock Units subject to the Award shall be in whole Shares only and any fractional Share will be rounded down. The Participant shall have no further rights with respect to any Stock Units that are settled or that terminate pursuant to Section 7. The Stock Units are subject to adjustment, acceleration and termination in accordance with Section 11 of the Plan.

3. Possible Acceleration of Award. In it sole discretion, the Committee may accelerate the vesting of the balance (or portion thereof) of the unvested portion of the Award at any time, subject to the terms of the Plan. Upon any such acceleration of vesting, the Award will be considered as having become vested as of (or, as may be necessary to effectuate the purposes of this acceleration, immediately prior to) the date specified by the Committee.

Notwithstanding anything in the Plan or the Award Agreement to the contrary, if the vesting of the balance (or portion thereof) of the Award is accelerated in connection with a Participant who is a U.S. taxpayer ceasing to provide Services (other than due to death) and the Award may be considered deferred compensation subject to Section 409A, the Stock Units that vest on account of such cessation of Service will not be considered due or payable to the Participant until the Participant has incurred a “separation from service.” For purposes of the Award Agreement, “Section 409A” shall mean Section 409A of the Code and all regulations and other guidance promulgated thereunder. As used herein, a “separation from service” occurs when the Participant dies, retires, or otherwise has a termination of employment with the Company that constitutes a “separation from service” within the meaning of U.S. Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder. Furthermore, if a U.S. taxpayer Participant is a “specified employee” as of the date of such separation from service, the Participant shall not be entitled to any distribution of his or her benefits hereunder until the earlier of (i) the date which is six (6) months after his or her separation from service for any reason other than death, or (ii) the date of the Participant’s death. For purposes of the Award Agreement, “specified employee” shall mean an individual who, as of the date of the individual’s separation from service, is a “specified employee” within the meaning of U.S. Treasury Regulation Section 1.409A-1(i). The provisions of this paragraph shall apply only to the extent required to avoid any tax, penalty or interest pursuant to Section 409A of the Code.

4. No Stockholder Rights. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if and when such Stock Units vest pursuant to the Award Agreement. Unless and until the Award has vested in accordance with the vesting schedule set forth in the Notice of Grant, the Participant will have no right to payment of the Shares pursuant to the Award. Prior to the issuance of Shares pursuant to the vested Award, such Stock Units will represent an unsecured obligation and shall not be treated as property or as a trust fund of any kind. The Participant shall have no rights as a stockholder of the Company, no dividend rights and no voting rights until the Stock Units vest and the related Shares are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such Shares.

5. Dividend Rights. The Participant shall have no dividend rights with respect to the Stock Units.

6. Restrictions on Transfer. Neither the Award, nor any interest therein or amount or Shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to transfers by will or the laws of descent and distribution.

7. Termination of Service. If the Participant’s continuous, active Service with the Company or any of its Subsidiaries or Affiliates terminates for any reason, whether with or without cause, voluntarily or involuntarily, and whether or not in breach of local labor laws, the Stock Units subject to the Award shall automatically cease vesting and terminate (to the extent such Stock Units have not become vested) on the first date the Participant is no longer providing continuous, active Service to the Company or one of its Subsidiaries or Affiliates. Vesting will not be extended by any notice period mandated under local law (e.g., Service would not include a period of “garden leave” or similar period under local law). If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be. In case of any dispute as to whether termination of the Participant’s continuous Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

8. Responsibility for Taxes. Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant

acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Stock Units, the issuance of Shares upon settlement of the Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, subject to Section 12, upon any distribution of Shares in respect of the Stock Units, the Company shall automatically reduce the number of Shares to be delivered (or otherwise reacquire) the appropriate number of whole Shares, valued at their then Fair Market Value, to satisfy any withholding obligations of the Company or its Subsidiaries or Affiliates with respect to such distribution of Shares at the minimum applicable withholding rates. In the event that the Company cannot legally satisfy such withholding obligations by such reduction of Shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Company (or a Subsidiary or Affiliate) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by U.S. federal, state, local or foreign tax law to be withheld with respect to such distribution or payment. Furthermore and notwithstanding the foregoing, if Participant is not subject to Section 16 of the Exchange Act, the Company may elect to satisfy any obligation for Tax-Related Items by one or a combination of the following methods and Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion to meet such obligation by (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization).

If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

9. Nature of Grant. In accepting the Award and any Shares issued pursuant to the vesting of the Award, the Participant acknowledges, understands and agrees that:

(a)

the grant of the Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock Units, or benefits in lieu of Stock Units, even if Stock Units have been granted repeatedly in the past;

(b)	all decisions with respect to future Stock Unit grants, if any, will be at the sole discretion of the Company;

(c)	the Participant is voluntarily participating in the Plan;

(d)

in the event the Company is not the Employer, the Award and the Shares subject to the Award are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, which are outside the scope of the Participant’s employment contract, if any and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or Affiliate of the Company;

(e)	the Award and the Shares subject to the Award are not intended to replace any pension rights or compensation;

(f)

the Award and the Shares subject to the Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)	the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(h)

no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of the Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and in consideration of the grant of the Award to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims.

10. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in the Award Agreement and any other Stock Unit grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Participant understands that Data will be transferred to E*Trade or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, its designated Plan broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

12. Compliance with Laws and Regulations. The Award and any payment with respect thereto will be subject to and conditioned upon compliance by Company and the Participant with all applicable U.S. federal, state, local and foreign laws and regulations and with any applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer.

13. Successors and Assigns. The Company may assign any of its rights under the Award Agreement. The Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to Section 6, the Award Agreement will be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

14. Entire Agreement; Severability. The Company and the Participant agree that the Stock Units are granted under and governed by the Award Agreement and the provisions of the Plan (which is incorporated herein by reference). The Participant agrees to be bound by the terms of the Plan and the Award Agreement, which together constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. If any provision of the Award Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

15. NO GUARANTEE OF SERVICE. UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW OR ANY AGREEMENT BETWEEN THE PARTICIPANT AND THE EMPLOYER, THE PARTICIPANT UNDERSTANDS AND AGREES THAT HIS OR HER SERVICE IS FOR AN UNSPECIFIED DURATION AND, IF THE PARTICIPANT IS AN EMPLOYEE, CONSTITUTES “AT-WILL” EMPLOYMENT. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF STOCK UNITS PURSUANT TO THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT IS ATTAINED ONLY BY CONTINUING ACTIVE SERVICE TO THE COMPANY OR ONE OF ITS SUBSIDIARIES OR AFFILIATES AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT THE WILL OF THE COMPANY OR ITS SUBSIDIARIES OR AFFILIATES (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED STOCK UNITS OR BEING ISSUED SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT (I) THE AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR OTHER SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL; (II) WILL NOT BE INTERPRETED TO FORM AN EMPLOYMENT CONTRACT OR RELATIONSHIP WITH THE COMPANY OR ANY SUBSIDIARY OR AFFILIATE; AND (III) SHALL NOT INTERFERE WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S AND/OR ANY SUBSIDIARY’S OR AFFILIATE’S RIGHT TO TERMINATE THE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE. NO PRO-RATA VESTING WILL BE AWARDED FOR SERVICE (EVEN IF SUBSTANTIAL) BETWEEN VESTING DATES.

16. Modifications to the Award Agreement and Imposition of Additional Requirements. The Participant expressly warrants that he or she is not accepting the Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Plan and the Award Agreement may be amended pursuant to Section 19 of the Plan.

In addition, the Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

17. Address for Notices. Any notice to be given to the Company under the terms of the Award Agreement shall be in writing and addressed to the Company, in care of its General Counsel, at 1650 Technology Drive, San Jose, California 95110, U.S.A., or at such other address as the Company may hereafter designate in writing. Any such notice shall be given only when received by the Company.

18. Restrictions on Resale. By entering into the Award Agreement, the Participant agrees not to sell any Shares at a time when applicable laws or Company policies prohibit such a sale. This restriction shall apply so as long as the Participant is providing Services to the Company or a Subsidiary or Affiliate.

19. Claw-Back Policy. Notwithstanding anything else contained in these Stock Unit Award Terms and Conditions to the contrary and unless otherwise provided in the Appendix, the Award and any Shares acquired with respect to the Award are subject to forfeiture to or claw-back by the Company (i) to the extent required and allowed by law (including, but not limited to, the Sarbanes Oxley Act of 2002), and (ii) pursuant to any applicable claw-back or similar policy of the Company, as any such policy may be in effect from time to time. In its sole discretion, the Committee may amend or waive the provisions of this Section 19, in whole or in part, to the extent necessary or advisable to comply with applicable laws, as determined by the Committee.

20. Governing Law and Venue. The Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of laws principles thereunder.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or the Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

21. Section Headings. Section headings of the Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

22. Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. The Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable pursuant to the Award and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

23. Counterparts. The Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

24. Construction. While the Company makes no tax representations regarding the Award, it is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. The Award Agreement shall be construed and interpreted consistent with that intent.

25. Language. If the Participant has received the Award Agreement or any other document related to the Plan translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.

26. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

27. Appendix. Notwithstanding any provisions in the Award Agreement, the Award shall be subject to any special terms and conditions set forth in any Appendix to the Award Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of the Award Agreement.

The Participant and the Company agree that the Award is granted under and governed by the terms and conditions of the Plan and the Award Agreement. The Participant accepts the Award on such terms and conditions. In the event of a conflict between one or more provisions of the Award Agreement and one or more provisions of the Plan, the Participant agrees that the provisions of the Plan will govern. The Participant agrees that the Participant has reviewed the Plan and the Award Agreement (including the Notice of Grant, the Stock Unit Award Terms and Conditions and the Appendix) in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Award and any Shares issued at vesting of the Award, and fully understands all provisions of the Plan and the Award Agreement. The Participant agrees that the Participant has also received and reviewed the Prospectus for the Plan. The Participant understands that the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, suspended or terminated by the Company at any time. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and the Award Agreement. The Participant further agrees to notify the Company upon any change in the Participant’s residence address.

DEEMED ACCEPTANCE: The Participant does not need to specifically acknowledge his or her acceptance of this Award as the Participant will be deemed to have accepted the Award and the terms and conditions of the Plan and the Award Agreement unless the Participant notifies the Company in writing prior to the first vesting date set forth in the Notice of Grant that the Participant declines this grant.

APPENDIX

MAGMA DESIGN AUTOMATION, INC.

2010 STOCK INCENTIVE PLAN

GLOBAL STOCK UNIT AWARD TERMS AND CONDITIONS

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Stock Units (“Stock Units”) granted to the Participant under the Magma Design Automation, Inc. (the “Company”) 2010 Stock Incentive Plan (the “Plan”) if the Participant resides in or, if applicable, is a taxpayer in one of the countries listed below. Unless otherwise defined herein, the terms defined in the Plan, the Stock Unit Award Terms and Conditions and/or the Notice of Grant, as applicable, shall have the same defined meanings in this Appendix.

Notifications

This Appendix also includes information regarding securities, exchange control and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of October 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Stock Units vest or Shares acquired under the Plan are sold. In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.

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Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment to another country after the Award is granted, or is considered a citizen of another country or resident of another country for local law purposes, the notifications contained herein may not be applicable to the Participant and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Participant.

CANADA

Terms and Conditions

Settlement. This provision supplements Section 2 of the Award Agreement.

Notwithstanding any discretion of the Company or anything to the contrary in the Plan or the Award Agreement, the grant of the Stock Units does not provide any right for the Participant to receive a cash payment and the Stock Units are payable in Shares only.

The following provisions will apply to Participants who are resident in Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Award Agreement, including this Appendix, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir souhaité expressément que la convention («Agreement »), ainsi que cette Annexe, ainsi que tous les documents, les notices et la documentation juridique fournis ou mis en œuvre ou institués directement ou indirectement, relativement aux présentes, soient rédigés en anglais.

Data Privacy. This provision supplements Section 11 of the Award Agreement.

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Subsidiary or Affiliate and E*Trade (or any other stock plan service provider as may be selected by the Company to assist with the Plan) to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Subsidiary or Affiliate to record such information and to keep such information in the Participant’s employee file.

CHINA

Terms and Conditions

The following terms and conditions are applicable to nationals of the People’s Republic of China (“PRC”) residing in mainland China.

Settlement. This provision supplements Section 2 of the Award Agreement.

The Participant acknowledges and agrees that, at the Company’s discretion and instruction, any or all of the Shares issued upon vesting of the Stock Units may be sold upon vesting or within a specified period following the termination of the Participant’s Service with the Company including its Subsidiaries and Affiliates. In this event, the proceeds of the sale of the Shares, less any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to the Participant in accordance with applicable exchange control laws and regulations. The Participant acknowledges that the Company or the Company’s designated broker, as applicable, is under no obligation to arrange for the sale of the Shares at any particular price. If Shares issued upon the vesting of the Award are not sold upon vesting, the Participant is required to maintain the Shares in an account with the broker designated by the Company until the Shares are sold through the designated broker.

Exchange Control Requirements. The Participant understands and agrees that, pursuant to local exchange control requirements, the Participant will be required to repatriate all proceeds from participation in the Plan, including cash proceeds from the sale of the Shares and any applicable dividends, to China. The Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company, a Subsidiary or Affiliate or the Employer, and the Participant hereby consents and agrees that any cash proceeds may be transferred to such special account prior to being delivered to the Participant. The Participant acknowledges that any proceeds that the Participant realizes from participation in the Plan may be converted from U.S. dollars to Renminbi using any exchange rate chosen by the Company and, if funds are converted, they will be converted as soon as practicable, which may not be immediately after the date that such proceeds were realized If such currency conversion occurs, the Participant will bear the risk of any fluctuation in the USD/RMB exchange rate between the date the Participant realizes U.S. dollar proceeds from participation in the Plan and the date that the Participant receives cash proceeds converted to Renminbi.

The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

FRANCE

Terms and Conditions

Language Consent. In accepting the grant of Stock Units and the Award Agreement which provides for the terms and conditions of the Stock Units, the Participant confirms that he or she has read and understood the documents relating to the Stock Units (the Notice of Grant, the Plan and the Award Agreement), which were provided in the English language. The Participant accepts the terms of these documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de cette attribution d’actions gratuites, le Participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution d’actions gratuites (le Notice d’Attribution, le Plan et le Contrat d’Attribution) qui lui ont été communiqués en langue anglaise. Le Participant en accepte les termes en connaissance de cause.

Notifications

Exchange Control Notification. The value of any cash or securities imported to France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities exceeds a certain amount (€10,000 for 2010 for transfers outside the European Union).

GERMANY

Notifications

Exchange Control Notification. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for the Participant. In addition, the Participant must report to the German Federal Bank any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 in any month.

INDIA

Notifications

Exchange Control Notification. The Participant understands that the Participant must repatriate any proceeds from the sale of Shares acquired under the Plan to India and convert the proceeds into local currency within ninety (90) days of receipt. The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of fund in the event the Reserve Bank of India or the Employer requests proof of repatriation.

ISRAEL

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 8 of the Award Agreement.

Provided the Company obtains a favorable tax ruling issued by the Israeli Tax Authority with respect to Stock Units under the Plan (the “Ruling”), the value of the Shares (determined by reference to the closing price of the Stock on the Nasdaq Stock Market or such other principal stock exchange on which the Stock is quoted) issued to the Participant upon vesting and settlement of the Stock Units shall be taxed as regular work income, and shall be subject to withholding and reporting by the Employer. The Participant authorizes the Company and/or the Employer or their respective agents, at their discretion, to satisfy the obligations with respect to all Tax-Related Items due upon vesting and settlement of the Stock Units (or any other taxable event) by any of the methods set forth in Section 8 of the Award Agreement. The Participant acknowledges that the Participant is solely responsible for reporting and paying any taxes due upon sale of the Shares acquired under the Plan. The Participant will be required to sign a consent form to the Ruling in order to be subject to the provisions of the Ruling.

Notwithstanding the foregoing, if a Ruling is not obtained, if the Participant does not sign a consent form to the Ruling, or if the Ruling is cancelled or deemed not to apply to any Stock Units, tax will be due upon the sale of the Shares received upon vesting of the Stock Units at the Participant’s marginal tax rate, including social security and health tax.

In such case, the Company reserves the right to require that all of the Shares issued upon vesting of the Stock Units must be sold upon vesting or within a specified period following the termination of the Participant’s Service with the Company including its Subsidiaries and Affiliates. In this event, the proceeds of the sale of the Shares, less any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to the Participant. The Participant acknowledges that the Company or the Company’s designated broker, as applicable, is under no obligation to arrange for the sale of the Shares at any particular price.

ITALY

Terms and Conditions

Data Privacy. This provision replaces Section 11 of the Award Agreement:

The Participant hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of the Participant’s personal data as described below by and among, as applicable, the Employer, the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Employer, the Company and any Subsidiary or Affiliate may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, residency status, number of Shares held and the details of all Stock Units or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Participant’s participation in the Plan (“Data”).

The Participant understands that providing the Company with Data is necessary for the performance of the Award Agreement and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Controller of personal data processing is Magma Design Automation, Inc., with registered offices at 1650 Technology Drive, San Jose, California 95110, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Magma Design Automation, Limited (Italian representative office) with registered offices at 250 South Oak Way, Green Park, Reading, Berkshire, RG2 6UG, United Kingdom.

The Participant understands that Data may be transferred to the Company, a Subsidiary or Affiliate, E*Trade or any other party involved in the implementation, administration and management of the Plan. Such recipients may receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere, and the recipients’ country may have different data privacy laws and protections from Italy.

The Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan.

The Participant understand that Data will be held only as long as is required by law or as necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understand that pursuant to Section 7 of Legislative Decree 196/2003, the Participant has the right to, including but not limited to, access, delete, update, correct or stop, for legitimate reasons, the Data processing. Furthermore, the Participant is aware that Data will not be used for direct marketing purposes. In addition, Data can be reviewed and questions or complaints can be addressed by contacting the Participant’s local human resources representative.

Plan Document Acknowledgment. In accepting the grant of Stock Units, the Participant acknowledges that the Participant has received a copy of the Plan and the Award Agreement and has reviewed the Plan and the Award Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement, including this Appendix.

The Participant further acknowledges that the Participant has read and specifically and expressly approves the following paragraphs of the Award Agreement and this Appendix: Section 8: Responsibility for Taxes; Section 9: Nature of Grant; Section 16: Modifications and Imposition of Additional Requirements; Section 20: Governing Law and Venue; Section 25: Language; Section 26: Electronic Delivery; and the Data Privacy paragraph above.

Notifications

Exchange Control Notification. The Participant is required to report in the Participant’s annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy. The Participant is exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on the Participant’s behalf.

JAPAN

No country-specific provisions.

KOREA

Notifications

Exchange Control Notification. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares to repatriate the proceeds to Korea within 18 months of the sale.

NETHERLANDS

Notifications

Securities Law Notification. The Participant should be aware of Dutch insider trading rules which may impact the sale of Shares acquired under the Plan. In particular, the Participant may be prohibited from effecting certain securities transactions if the Participant has insider information regarding the Company.

In accepting the grant of Stock Units and participating in the Plan, the Participant acknowledges having read and understood this Securities Law Notification and acknowledges that it is the Participant’s responsibility to comply with the following Dutch insider trading rules:

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to an issuer is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of specific information concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.

Given the broad scope of the definition of inside information, certain employees of the Company working at a Subsidiary or Affiliate in the Netherlands (including the Participant) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Participant had such inside information.

TAIWAN

Notifications

Exchange Control Notification. The Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, the Participant must submit a Foreign Exchange Transaction Form. If the transaction is US$500,000 or more in a single transaction, the Participant must also provide supporting documentation to the satisfaction of the remitting bank.

UNITED KINGDOM

Terms and Conditions

Settlement. This provision supplements Section 2 of the Award Agreement.

Notwithstanding any discretion of the Company or anything to the contrary in the Plan or the Award Agreement, the grant of the Stock Units does not provide any right for the Participant to receive a cash payment and the Stock Units are payable in Shares only. Without limitation to the above: (i) for the purposes of Section 9(c) of the Plan, any dividend equivalents which are payable in respect of the Stock Units granted to the Participant will be converted into additional Stock Units and will be settled in the form of Shares, and (ii) for the purposes of Section 9(d) of the Plan, all vested Stock Units shall be settled in Shares only.

Responsibility for Taxes. This provision supplements Section 8 of the Award Agreement:

If payment or withholding of income taxes is not made within ninety (90) days of the event giving rise to the income tax or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Participant to the Employer, effective as of the Due Date. The Participant agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it shall be immediately due and repayable, and the Company or the Employer may recover it at any time by any of the means set forth in Section 8 of the Award Agreement. Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the Participant shall not be eligible for a loan from the Company to cover the income tax. In the event the Participant is a director or executive officer of the Company and the income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax will constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) will be payable. The Participant will be responsible for reporting and paying any income tax and NICs (including the Employer NICs, as defined below) due on this additional benefit directly to HMRC under the self-assessment regime.

Joint Election. The Participant agrees to accept any liability for secondary Class 1 NICs (the “Employer NICs”) which may be payable by the Company and/or the Employer in connection with the Stock Units and any event giving rise to Tax-Related Items and it is a condition of vesting and delivery of Shares that this agreement to bear the Employer NICs is in force on the date of vesting. Without limitation to the above, the Participant agrees to execute a joint election with the Company and/or the Employer, (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consents or elections required to accomplish the transfer of the Employer NICs to the Participant. The Participant agrees to execute such other joint elections as may be required between the Participant and any successor to the Company and/or the Employer. The Participant further agrees that the Company and/or the Employer may collect the Employer NICs from the Participant by any of the means set forth in Section 8 of the Award Agreement. The Participant agrees to enter into a Joint Election prior to the vesting of any Stock Units.

UNITED STATES

No country-specific provisions.